QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 99.121

Brad R. Godshall, Esq. (SBN 105438)
Iain A.W. Nasatir, Esq. (SBN 148977)
PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.
10100 Santa Monica Boulevard
Suite 1100
Los Angeles, CA 90067
Telephone: (310) 277-6910
Facsimile: (310) 201-0760

Attorneys for Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SAN FERNANDO VALLEY DIVISION

In re	Case No. SV 00-14099-GM

SNTL CORPORATION, SN	(Jointly Administered with)
INSURANCE SERVICES, INC., SNTL
HOLDINGS CORPORATION, SN	SV 00-14100-GM
INSURANCE ADMINISTRATORS, INC.,	SV 00-14101-GM and SV 00-14102-GM

Debtors.	Chapter 11 cases

CHAPTER 11 JOINT PLAN OF
REORGANIZATION
/X/ Affects all Debtors
/ / Affects only SNTL
/ / Affects only SNIS	Disclosure Statement Hearing
/ / Affects only SNIA
/ / Affects only SNTLHC	Date: December 11, 2001
Time: 1:30 p.m.
Place: Courtroom 303

TABLE OF CONTENTS

		Page
I	DEFINITIONS AND CONSTRUCTION OF TERMS	1
II	TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS	8
III	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	9
IV	TREATMENT OF CLAIMS AND EQUITY INTERESTS	10
V	PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND ADMINISTRATIVE CLAIMS	14
VI	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	16
VII	PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED SUPERIOR	18
VIII	LITIGATION Trust/ASSIGNMENT OF LITIGATION	19
IX	IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN	20
X	EFFECTIVENESS OF THE PLAN	21
XI	RETENTION OF JURISDICTION	24
XII	MISCELLANEOUS PROVISIONS	24

–i–

    SNTL Corporation, formerly Superior National Insurance Group, Inc. ("SNTL"), SNTL Holdings Corporation, formerly Business Insurance Group, Inc. ("SNTLHC"), SN Insurance Services, Inc. ("SNIS") and SN Insurance Administrators, Inc. ("SNIS"), debtors and debtors in possession (collectively, the "Debtors") in the above-captioned bankruptcy cases, propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code:

I
DEFINITIONS AND CONSTRUCTION OF TERMS

    1.1  Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

    ''Acquired Assets" means 100% of the New Common Stock of SNTL.

    "Administrative Claim" means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of a kind specified under section 503(b) and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of a Debtor, any actual and necessary costs and expenses of operating the business of a Debtor, any indebtedness or obligations incurred or assumed by a Debtor-in-Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of a Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

    "Allowed" means, with reference to any Claim or Equity Interest, (a) any Claim against or Equity Interest in the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and with respect to which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest Allowed under this Plan, (c) any Claim or Equity Interest which is not Disputed or (d) any Claim or Equity Interest the amount or existence of which, if Disputed, (i) has been determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court pursuant to the Plan or a Final Order of the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however, that any Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" hereunder.

    "Allowed Class. .. Claim" means an Allowed Claim in the particular Class described.

    "Assets" means all assets of any Estate including "property of the estate" as described in Bankruptcy Code § 541.

    "Assumed Executory Contracts" means those executory contracts to be assumed by the Reorganized Debtors on the Effective Date as identified on Exhibit "A" to the Appendix.

    "Available Debtor Cash" means the Cash SNTLHC, SNTL, SNIA and SNIS hold on the Effective Date minus a) SNTL's cash obligations under the Plan due on the Effective Date, and b) the Litigation Trust Funding Requirements.

    "Avoidance Actions" means all avoiding powers, and all rights and remedies under, relating to, or similar to Bankruptcy Code §§ 544, 545, 547, 548, 549, 551, or any fraudulent conveyance, fraudulent transfer or preference laws.

    "Appendix" means the compilation of Plan Agreements to be submitted to the Court not later than ten days prior to the Confirmation Hearing.

    "Ballot" means the form distributed to each holder of an impaired Claim (other than to holders of impaired Claims deemed to have rejected the Plan) upon which is to be indicated acceptance or rejection of the Plan.

    "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

    "Bankruptcy Court" means the Bankruptcy Court for the Central District of California or such other court as may have jurisdiction over the Chapter 11 Case and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

    "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any local rules of the Bankruptcy Court, as the context may require.

    "Business Day" means any day other than a Saturday, Sunday, or any other day on which commercial banks in Los Angeles, California are required or authorized to close by law or executive order.

    "Cap Z" means Capital Z Financial Services Fund II, LLP.

    "Cap Z Administrative Claim" means the Administrative Claim of Cap Z for $25,000,000 Allowed pursuant to this Plan.

    "Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors.

    "Cash" means legal tender of the United States of America and equivalents thereof.

    "CDI" means the California Department of Insurance.

    "Chapter 11 Cases" means any of the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, styled In re Superior National Insurance Group, Inc., SN Insurance Services, Inc., Business Insurance Group, Inc., SN Insurance Administrators, Inc., Chapter 11 Cases No. SV 00-14099-GM, SV-00-14100-GM, SV-0014101-GM and SV-00-14102-GM.

    "Chase" means The Chase Manhattan Bank.

    "Chase Claim" means the Debtors' pre-Petition Date obligations owing to Chase in the Allowed amount of $19,489,541.26.

    "Claim" means a claim against a Debtor, whether or not asserted or Allowed, as defined in section 101(5) of the Bankruptcy Code.

    "Claim Bar Date" means the date by which a proof of claim was or is required to be filed. This date was previously determined by the Bankruptcy Court for most Claims to be November 13, 2000.

    "Class" means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

    "Collateral" means any property or interest in property of the estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

    "Confirmation" means the entry of the Confirmation Order.

    "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

    "Confirmation Hearing" means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

    "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

    "Convenience Claim" means any General Unsecured Claim of any of the Debtors in the amount of $2,000 or less and any General Unsecured Claim that is reduced to $2,000 by the election of the Holder thereof on such Holder's Ballot.

    "Creditor" means the Holder of a Claim.

    "Creditors' Committee" means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

    "Debtor" means any of SNTL, SNTLHC, SNIS and SNIA.

    "Debtors-in-Possession" means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

    "Disbursing Agent" has the meaning set forth in Section [5.4(c)] of the Plan.

    "Disclosure Statement" means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

    "Disputed" means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest proof of which was timely and properly filed and which either (i) has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent (and in such cases or, in the case of an Administrative Claim, any Administrative Claim, Claim, or Equity Interest which is disputed under the Plan) or (ii) as to which the Debtor or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim or Equity Interest proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed.

    "Disputed Claim Amount" means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 for purposes of, among other things, Section IV of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court.

    "Distributable NOL Utilization Value" means the Net NOL Utilization Value less the Non-Distributed Amount.

    "Distribution" means any transfer under this Plan or any Plan Agreement of Cash or other property or instruments to the Litigation Trust, from the Litigation Trust to the Disbursing Agent, or from the Disbursing Agent to the Holder of a Claim or an Equity Interest.

    "Distribution Date" means the date that a Distribution is made under the Plan.

    "EON" means the Earn Out Note executed by Reorganized SNTL in favor of the Litigation Trust in substantially the form of Exhibit H to the Appendix.

    "Effective Date" means the earlier of 10 days after the Confirmation Date or the first business day following the satisfaction of all conditions precedent to the Effective Date as set forth in Section 10.1 hereof (unless all or any of such conditions are waived in accordance with Section 10.2 of the Plan).

    "Equity Interest" means any share of preferred stock or common stock or other instrument evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

    "Estates" means the estates in the Cases created pursuant to Bankruptcy Code § 541(a).

    "Face Amount" means, when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law.

    "FHC Litigation" means SNTL's lawsuit in Bankruptcy Court against Foundation Health Corporation, Foundation Health Systems, Inc., and Milliman & Robertson, Inc., entitled Superior National Insurance Group, Inc. v. Foundation Health Corporation, Foundation Health Systems, Inc. and Milliman & Robertson, Inc., originally pending in the Bankruptcy Court and now removed to the District Court, Case No. AD 00-01267.

    "Final Order" means an order of the Bankruptcy Court as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or the Litigation Trust or, in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

    "General Unsecured Claim" means any Unsecured Claim other than a Convenience Claim or the Chase Claim.

    "Holder" means the holder of a Claim against or Equity Interest in any Debtor.

    "Initial Distribution Date" means the first business day following the Effective Date when it is practicable for the Disbursing Agent to distribute the EON and the Litigation Trust Certificates.

    "IRC" means the Internal Revenue Code of 1986, as amended.

    "Insurance Commissioner" means the California Commissioner of Insurance.

    "JPMC" shall mean the common parent of the consolidated group (all within the meaning of the IRC) of which Chase is a member, currently J.P. Morgan Chase & Co., a Delaware corporation.

    "JPMC Assumption Agreement" means the agreement of JPMC assuming the obligations of Reorganized SNTL under the EON in substantially the form of Exhibit G to the Appendix.

    "KPMG" means the public accounting firm known by that name or any other "Big Five" accounting firm.

    "Lender Claims" means the pre-Petition date obligations owing by the Debtors to the Lender Group and includes the Chase Claim.

    "Lender Group" means SNTL's prepetition lenders pursuant to a credit facility dated December 10, 1998 agented by Chase.

    "Liquidating Companies" means California Compensation Insurance Company, Combined Benefits Insurance Company, Commercial Compensation Casualty Company, Superior National Insurance Company, and Superior Pacific Casualty Company.

    "Litigation" means any and all claims, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever (other than in respect to claims and causes of action relating to factored accounts receivable), known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, of the Debtors or their Estates, including but not limited to (i) rights of setoff, counterclaim, or recoupment, and claims on contracts or for breaches of duties imposed by law, except to the extent that such rights would constitute, in whole or in part, the basis for Reorganized Debtors' objection to Claim with respect to which Reorganized Debtors have standing to object, (ii) the exclusive right to object to Claims, except as provided in this Plan, (iii) claims pursuant to Bankruptcy Code § 362, (iv) such claims and defenses as fraud, mistake, duress and usury and (v) all Avoidance Actions.

    "Litigation Recovery" means the net proceeds recovered by the Litigation Trust from the Litigation after payment of all litigation and administrative costs including, but not limited to, attorneys' fees and costs and costs of employment of Litigation Trust employees.

    "Litigation Trust" means the trust established by the Litigation Trust Agreement.

    "Litigation Trust Agreement" means the agreement establishing the Litigation Trust in substantially the form of Exhibit B to the Appendix.

    "Litigation Trust Certificates" means, collectively, the Litigation Trust Series A Certificates, Litigation Trust Series B Certificates and Litigation Trust Series C Certificates.

    "Litigation Trust Funding Requirements" means $11 million.

    "Litigation Trust Series A Certificates" means, collectively, the Litigation Trust Series A-1 Certificates and the Litigation Trust Series A-2 Certificates.

    "Litigation Trust Series A-1 Certificate" means the Litigation Trust Series A Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit C to the Appendix.

    "Litigation Trust Series A-2 Certificate" means the Litigation Trust Series A Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit C to the Appendix.

    "Litigation Trust Series B Certificate" means the Litigation Trust Series B Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit D to the Appendix.

    "Litigation Trust Series C Certificate" means the Litigation Trust Series C Certificate authorized and to be issued pursuant to the Plan, and which shall be substantially in the form of Exhibit E to the Appendix.

    "Net NOL Utilization Value" means all NOL Utilization Value in excess of the sum of (a) $30 million plus (b) any amounts paid by the SNTL Acquiror to fund operating losses sustained by the Reorganized Debtors.

    "New SNTL Common Stock" means the shares of common stock of Reorganized SNTL, representing 100% of the common stock of Reorganized SNTL.

    "NOLs" means net operating losses under the IRC.

    "NOL Utilization Value" means the excess of (a) the amount of the SNTL Group's NOLs in existence at the time of Confirmation utilized in JPMC's federal income tax return multiplied by the applicable federal income tax rate or rates with respect to the applicable Utilization Year, over (b) the Turnaround Amount.

    "Non-Distributed Amount" means (1) the portion of the Net NOL Utilization Value calculated in accordance with the Non-Distribution Formula less (2) any payments made on account of the Litigation Trust Class A-2 Certificate.

    "Non-Distribution Formula" means the product of (a) the Net NOL Utilization Value and (b) (i) $49,489,541.26 divided by (ii) the sum of (x) $49,489,541.29 plus (y) the amount of Allowed General Unsecured Claims plus (z) the amount of Disputed General Unsecured Claims.

    "Other Subsidiaries" means InfoNet Management Systems, Inc., Pacific Insurance Brokerage, Inc., SN Insurance Administrators, Inc., SN Insurance Services, Inc., and Superior (Bermuda) Limited.

    "Other Priority Claim" means any Claim against any Debtor, other than an Administrative Claim and a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

    "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, or any government or other political subdivision thereof or other entity.

    "Petition Date" means April 26, 2000, the date on which the Debtors commenced the Chapter 11 Cases.

    "Plan" means this Chapter 11 joint plan of reorganization, including, without limitation, the Appendix and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time in accordance with its terms.

    "Plan Agreement" means any of the Exhibits to the Appendix and any other agreement to be executed by any Person under this Plan including, without limitation, the Exhibits in the Appendix that constitute forms of agreements.

    "SNTL Acquiror Payments" means all required Distributions from the SNTL Acquiror on the EON under Article V of this Plan.

    "Priority Tax Claim" means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

    "Pro Rata" means with respect to a particular Class of Claims or Equity Interests or a given series of Litigation Trust Certificates, the ratio that the amount of a particular Allowed Claim or Allowed Equity Interest in the Class, or amount of the Litigation Trust Certificate bears to the total amount of Allowed Claims or Allowed Equity Interests in the Class or total amount of such series of Litigation Trust Certificates.

    "Record Date" means the date of approval of the Disclosure Statement.

    "Reorganized Debtors" means collectively, Reorganized SNTL, Reorganized SNTLHC, Reorganized SNIS and Reorganized SNIA, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

    "Reorganized SNIA" means SNIA, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

    "Reorganized SNIS" means SNIS, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

    "Reorganized SNTL" means SNTL, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

    "Reorganized SNTLHC" means SNTLHC, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

    "Reserve" has the meaning set forth in Section 5.5 of the Plan.

    "Schedules" means the schedules of assets and liabilities, the list of holders of Equity Interests, and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

    "Secured Claim" means any Claim which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

    "Senior Subordinated Indenture" means that certain Senior Subordinated Indenture, dated as of December 3, 1997, between SNTL, as issuer, and Wilmington Trust Company, as trustee, as amended by that certain First Supplemental Indenture, dated as of November 17, 1998, between SNTL, as issuer, and Wilmington Trust Company, as trustee.

    "SNIA" means SN Insurance Administrators, Inc.

    "SNIS" means SN Insurance Services, Inc.

    "SNTL" means SNTL Corporation, formerly Superior National Insurance Group, Inc.

    "SNTLHC" means SNTL Holdings Corporation, formerly Business Insurance Group, Inc.

    "SNTL Acquiror" means Chase.

    "SNTL Group" means SNTL and its subsidiaries.

    "Tax Sharing Agreement" means that certain Settlement and Second Amended and Restated Consolidated Federal Income Tax Liability Allocation Agreement among the SNTL Group, JPMC and the CDI.

    "Trust Preferred Claims" means Claims against SNTL under the Senior Subordinated Indenture.

    "Trustee" means J. Chris Seaman.

    "Turnaround Amount" means the amount determined by the SNTL Acquiror in its reasonable discretion, based on advice from KPMG, which is equivalent to the estimated future tax liability of, or arising from the ownership of, Reorganized SNTL.

    "Unclaimed Property" means any funds or property distributed to Creditors (together with any interest earned thereon) which are unclaimed as of one hundred eighty (180) days after the Distribution. Unclaimed Property will include, without limitation, Cash and any other property which is to be distributed pursuant to this Plan which has been returned as undeliverable without a proper forwarding address, or which was not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

    "Unsecured Claim" means any Claim that is not a Secured Claim, Administrative Claim, Priority Tax Claim, or Other Priority Claim.

    "Utilization Year" means the tax year or years in which the SNTL Group's NOLs are utilized in JPMC's federal income tax return.

    1.2  Interpretation; Application Of Definitions And Rules Of Construction.

    Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

II
TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

    2.1(a)  Administrative Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors-in-Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors-in-Possession (to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

    2.1  Cap Z Administrative Claim. Pursuant to agreement with the Debtors, the Committee and the SNTL Acquiror, Cap Z is to receive a $25,000,000 administrative claim for its substantial contribution to these Cases in developing this Plan. Pursuant to this same agreement, Cap Z has agreed to accept in satisfaction of the Cap Z Administrative Claim a $10,000,000 Litigation Class A-2 Trust Certificate and a $15,000,000 Litigation Trust Class B Certificate.

    2.2  Professional Compensation And Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (b) if granted, such an award by the Bankruptcy Court shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Claim and the Debtors-in-Possession or, on and after the Effective Date, Reorganized SNTL.

    2.3  Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or upon such other terms as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

III
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

    3.1  Introduction. All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

    A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

    3.2  Unclassified Claims (not entitled to vote on the Plan).

      (a)  Administrative Claims.

      (b)  Priority Tax Claims.

    3.3  Unimpaired Classes Of Claims and Equity Interests (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

      (a)  Class 1a: Other Priority Claims against SNTL

            Class 1b: Other Priority Claims against SNTLHC

            Class 1c: Other Priority Claims against SHIS

            Class 1d: Other Priority Claims against SNIA

      (b)  Class 2a: Convenience Claims against SNTL

          Class 2b: Convenience Claims against SNTLHC

          Class 2c: Convenience Claims against SNIS

          Class 2d: Convenience Claims against SNIA

      (c)  Class 7: Equity Interests in SNTLHC

      (d)  Class 8 Equity Interests in SNIS

      (e)  Class 9 Equity Interests in SNIA

    3.4  Impaired Classes Of Claims and Equity Interests (entitled to vote on the Plan).

      (a)  Class 3a: Unsecured Claims against SNTL.

      (b)  Class 3b: Unsecured Claims against SNTLHC.

      (c)  Class 3c: Unsecured Claims against SNIS.

      (d)  Class 3d: Unsecured Claims against SNIA.

      (e)  Class 4: Chase Claim against Debtors

      (f)  Class 5a: Secured Claim of Lender Group against SNTL.

      (g)  Class 5b: Secured Claim of Lender Group against SNTLHC.

      (h)  Class 6 Equity Interests in SNTL.

IV
TREATMENT OF CLAIMS AND EQUITY INTERESTS

    4.1  Characteristics of the EON. The EON shall have the following terms:

      (a)  Pursuant to the EON, Reorganized SNTL shall pay the Distributable NOL Utilization Value to the Litigation Trust.

      (b)  The EON shall bear interest at the six month LIBOR rate of interest plus 50 basis points beginning of January 1 of the year immediately following the year or years in which the NOLs of the SNTL Group are first utilized in JPMC's federal income tax return.

      (c)  No payment shall be made on the EON other than at the SNTL Acquiror's sole discretion, until 30 days after the earlier of (i) the date on which the statute of limitations closes (with extensions) with respect to the applicable Utilization Year or (ii) the date on which the SNTL Acquiror and the Internal Revenue Service have both executed a "closing agreement," pursuant to Section 7121 of the IRC, that covers all matters relating to the utilization of the SNTL Group's NOLs in JPMC's federal income tax return.

      (d)  For each year following the year in which initial payments on the EON are made, the SNTL Acquiror shall determine in its reasonable discretion, based on advice from KPMG, whether adjustments to the Turnaround Amount are required due to an overestimation of such amount; if an adjustment is required due to an overestimation, then the amount of the adjustment shall be paid to the Litigation Trust as an additional payment on the EON.

    4.2  Litigation Trust Certificates. Creditors in various Classes and Holders of Equity Interests receive Litigation Trust Certificates in satisfaction of their Claims or Equity Interests. There shall be four classes of Litigation Trust Certificates, the highest priority being the "A-1 and A-2" class, the second highest priority being the "B" class, and the third lowest priority being the "C" class.

      (a)  Holders of Litigation Trust Series A-1 Certificates shall be entitled to receive the first distributions from the Litigation Trust (subject to the rights of the Holder of the Litigation Trust Class A-2 Certificate as set forth below) until the satisfaction of their Allowed Claims on a Pro Rata basis with Holders of all other Litigation Trust Class A-1 Certificates; provided, however, that any Distribution to the Holders of the Trust Preferred Claims in respect of their Litigation Trust Class A-1 Certificates shall be payable to the Holders of the Lender Claims (including Chase) until the Lender Claims have been satisfied in full, including interest (whether pre-petition, post-petition or post-Confirmation Interest); provided further, however, that any such amounts to be paid on the EON in respect of the Trust Preferred Claims shall not be made to the extent such amounts would have accrued for the benefit of Chase on account of the Chase Claim if the Chase Claim had been a Class 3 Claim and provided, further, that the Trust Preferred Claims shall not be satisfied in full to the extent of the amount of distributions payable to the Lender Group on account of post-petition, pre-confirmation interest on the Lender Claims;

      (b)  The Holder of the Litigation Trust Class A-2 Certificate shall be entitled to receive the first Distributions from the Litigation Trust on a Pro Rata basis with Holders of Litigation Trust Class A-1 Certificates solely in respect of Litigation Recoveries until the satisfaction of its Allowed Claim. Moreover, the Claim represented by the Litigation Trust Class A-2 Certificates shall be reduced by Distributions on the Litigation Trust A-1 Certificates in respect of all sources of Distribution other than Litigation Recoveries as if the Holder of the Litigation Trust Class A-2 Certificate had received the same Pro Rata Distribution.

      (c)  The Holder of the Litigation Trust Series B Certificate shall be entitled to receive the next Distributions from the Litigation Trust, after the satisfaction in full of all Allowed Claims represented by Litigation Trust Class A-1 and A-2 Certificates, until the satisfaction of its Allowed Claim.

      (d)  The Holders of SNTL's Equity Interests shall be issued Litigation Trust Class C Certificates on a Pro Rata basis in proportion to their stock ownership, with rights to receive an amount equal to any residual value in the Litigation Trust after Allowed Claims are paid in full by represented Litigation Trust Class A-1 and A-2 Certificates and Litigation Trust Class B Certificates.

    4.3  Duplicate Claims Against Multiple Debtors—Single Distribution. Any Holder of a similar Claim against multiple Debtors, whether by reason of a guarantee, indemnity agreement, joint and several obligation or otherwise, may vote each Claim against each Debtor. Nonetheless, given that expected distributions under the Plan are based principally on the enterprise value of the consolidated Debtors, a Creditor holding such a similar Claim against multiple Debtors shall be deemed to have only one Claim against one Debtor for purposes of Distributions under this Plan.

    4.4  Ongoing Effectiveness/Subordination Agreements. Nothing in this Plan is intended to affect the enforceability of any subordination agreement entered into prior to the Effective Date by any Creditor or group of Creditors in favor of any other Creditors of any Debtor in respect of any obligations owing by any Debtor. Without limiting the generality of the foregoing, pursuant to Section 510 of the Bankruptcy Code, the subordination of Trust Preferred Claims to Lender Claims (including the Chase Claim) pursuant to the terms of the Senior Subordinated Indenture is unaffected by this Plan, and, by reason of such subordination, any Distribution in respect of Trust Preferred Claims shall first be payable to the Holders of Lender Claims until the Lender Claims have been satisfied in full, including interest (whether pre-petition, post-petition or post-Confirmation interest); provided, however, that any amounts to be paid on the EON in respect of the Trust Preferred Claims shall not be made to the extent such amounts accrue for the benefit of Chase on account of the Chase Claim;.

    4.5  Classes 1a-d—Other Priority Claims Against SNTL, SNTLHC, SNIC, and SNIA.

      (a)  Impairment And Voting. Each of Classes 1a-d are unimpaired by the Plan. Each Holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

      (b)  Distributions. Each Holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

    4.6  Classes 2a-d—Convenience Claims of SNTL, SNTLHC, SNIS and SNIA.

      (a)  Impairment And Voting. Each of Classes 2a-d are impaired by the Plan. Each Holder of a Convenience Claim in Classes 2a-2d is entitled to vote to accept or reject the Plan.

      (b)  Distributions. Each Holder of an Allowed Class 2a-d Convenience Claim shall receive Cash in an amount equal to 50% of such Allowed Convenience Claim on the later of the Effective Date and the date such Allowed Convenience Claim becomes an Allowed Convenience Claim, or as soon thereafter as is practicable.

    4.7  Class 3a-d—General Unsecured Claims Against SNTL, SNTLHC, SNIS and SNIA.

      (a)  Impairment And Voting. Each of Classes 3a-d is impaired under the Plan. Each Holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan.

      (b)  Distributions. Each Holder of an Allowed Class 3a-d Claim shall receive, a Litigation Trust Class A-1 Certificate in the Allowed amount of such Class 3a, 3b, 3c or 3d Claim on the later of the Effective Date and the date such General Unsecured Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

    4.8  Class 4—Chase Claim.

      (a)  Impairment And Voting. Class 4 is impaired by the Plan. The Holder of the Class 4 Claim is entitled to vote to accept or reject the Plan.

      (b)  Distributions. On the Effective Date, the Holder of an Allowed Class 4 Claim shall receive in full satisfaction of the Chase Claim the New SNTL Common Stock and a Litigation Trust Class A-2 Certificate in the Allowed amount of the Chase Claim.

    4.9  Class 5—Lender Group Secured Claim.

      (a)  Impairment And Voting. Class 5 is impaired by the Plan. Each Holder of the Lender Group Secured Claim is entitled to vote to accept or reject the Plan.

      (b)  Distributions. Each Holder of an Allowed Class 5 Claim shall receive and retain nothing under the Plan in respect of such Claim and shall release any Lien in respect of such Claim.

    4.10  Class 6—Equity Interests in SNTL

      (a)  Impairment And Voting. Class 6 is impaired by the Plan. Each Holder of a Class 6 Equity Interest is entitled to vote to accept or reject the Plan.

      (b)  Distribution. On the Effective Date, each Holder of an Allowed Class 6 Equity Interest shall receive a Litigation Trust Class C Certificate in proportion to each Holders' Class 6 Equity Interest.

    4.11  Class 7—Equity Interest in SNTLHC

      (a)  Impairment And Voting. Class 7 is unimpaired by the Plan and the Holder, therefore, is not entitled to vote.

      (b)  Distributions. The Holder of the Class 7 Equity Interest shall retain its Equity Interest.

    4.12  Class 8—Equity Interest in SNIS

      (a)  Impairment And Voting. Class 8 is unimpaired by the Plan and the Holder, therefore, is not entitled to vote.

      (b)  Distributions. The Holder of the Class 8 Equity Interest shall retain its Equity Interest.

    4.13  Class 9—Equity Interest in SNIA

      (a)  Impairment And Voting. Class 9 is unimpaired by the Plan and the Holder, therefore, is not entitled to vote.

      (b)  Distributions. The Holder of the Class 9 Equity Interest shall retain its Equity Interest.

V

PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND ADMINISTRATIVE CLAIMS

    5.1  Voting Of Claims. Each holder of an Allowed Claim in an impaired Class of Claims, other than holders of Claims deemed to have rejected the Plan, shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

    5.2  Nonconsensual Confirmation. The Debtors hereby request confirmation of the Plan, as it may be modified from time to time in accordance with its terms, under section 1129(b) of the Bankruptcy Code in the event that any impaired Class votes against the Plan and the Plan does not meet the standards of Section 1129(a)(8) of the Bankruptcy Code.

    5.3  Provisions Concerning and Method Of Distributions Under The Plan.

      (a)  In General. Subject to Bankruptcy Rule 9010, all Distributions to Creditors under the Plan shall be made by the Disbursing Agent to the Holder of each Allowed Claim of such Debtor at the address of such holder as listed on the Schedules as of the Record Date, unless the Debtors or the Disbursing Agent has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules.

      (b)  Distributions Of Cash. Any payment of Cash made pursuant to the Plan shall be made by check or wire transfer drawn on a domestic bank.

      (c)  Timing Of Distributions. If the day when any payment or distribution required to be made under the Plan is not a Business Day, such payment or distribution shall be made on the next succeeding Business Day.

      (d)  Minimum Distributions. No payment of Cash less than one hundred dollars ($100) shall be made by the Disbursing Agent to any Holder of a Claim or Equity Interest unless a request therefore is made in writing to the Disbursing Agent.

      (e)  Unclaimed Distributions. Any distributions to Holders of Allowed Unsecured Claims or Equity Interests under the Plan that are unclaimed for a period of one year after distribution thereof shall revest in the SNTL Acquiror, any Litigation Trust Certificates shall be deemed canceled, and any entitlement of such holders of Allowed Unsecured Claims or Equity Interests to such Distributions shall be extinguished and forever barred.

      (f)  Distributions To Holders As Of The Record Date. As at the close of business on the Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims. The Debtors and Reorganized Debtors shall have no obligation to recognize any transfer of any Claims occurring after the Record Date. The Debtors and Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 5.1 of the Plan) with only those record holders stated on the claims register as of the close of business on the Record Date.

    5.4  Distributions Withheld For Disputed General Unsecured Claims.

      (a)  Establishment And Maintenance Of Reserve. On the Initial Distribution Date, the Disbursing Agent shall place into a reserve an amount of Litigation Trust Certificates equal to 100% of the Distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such date if such Disputed General Unsecured Claims were Allowed

  General Unsecured Claims in their Disputed Claim Amounts. Such amount shall be determined by reference to the aggregate Face Amount of all Disputed General Unsecured Claims that have Face Amounts, plus an amount to be determined by the Bankruptcy Court to be reserved for any given Disputed General Unsecured Claims that do not have Face Amounts.

      (b)  Property Held In Reserve. Upon any Distribution of Cash to the Disbursing Agent by the Litigation Trust, the Disbursing Agent shall deposit Cash in a segregated bank account or accounts in the name of the Litigation Trust and designated as held in trust for the benefit of holders of Allowed General Unsecured Claims (the "Reserve"). Cash held in such Reserve shall not constitute property of any of the Reorganized Debtors. Each of the Disbursing Agent shall invest all Cash in a manner consistent with investment guidelines applicable to a chapter 11 debtor in possession. The Reorganized Debtors shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to Holders of Claims in the same manner as principal.

      (c)  Distributions Upon Allowance Of Disputed General Unsecured Claims. The Holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive distributions of Litigation Trust Certificates from the Reserve on the next Distribution Date. Such Distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon (without regard to interest earned on property held in the Reserve pursuant to Section 5.4 of the Plan).

      (d)  Disbursing Agent. The Debtors will appoint or will become the disbursing agent (the "Disbursing Agent") to fulfill the obligations of the Litigation Trust under the Plan with respect to Distributions to Holders of Allowed General Unsecured Claims and Allowed Equity Interests, including, without limitation, holding all reserves and accounts pursuant to the Plan, including the Reserve. The Disbursing Agent may retain from any funds received for Distribution sufficient to satisfy the expenses of making any Distribution including the compensation payable to the Disbursing Agent. The compensation payable to the Disbursing Agent (as well as the identity of the Disbursing Agent) will be submitted to the Court for approval at Confirmation.

      (e)  The Trustee. The Litigation Trust shall appoint the Trustee to administer the affairs of the Litigation Trust including, without limitation, the management of all Litigation and administration of the Litigation Trust Funding Requirements.

      (f)  Resignation of Disbursing Agent or Trustee. In the event of the resignation of the Disbursing Agent or the Trustee, a replacement shall be appointed (with the approval of the Bankruptcy Court) by the SNTL Acquiror.

    5.5  Objections to and Resolution of Claims, Administrative Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Disbursing Agent and the Litigation Trust shall have the exclusive right to make and file objections to Administrative Claims and other Claims, subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that each of the Disbursing Agent and the Trustee shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Disbursing Agent and the Trustee shall file all objections to Claims (including Administrative Claims) that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holder of the Administrative Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than sixty (60) days after the

Effective Date or such later date as may be approved by the Bankruptcy Court. Reorganized SNTL will establish with the Disbursing Agent a reserve for Disputed Priority Tax Claims, Other Priority Claims and projected or actual Administrative Claims which have not been Allowed by the Bankruptcy Court. The Distributions due in respect of Priority Tax Claims, Other Priority Claims, Administrative Claims and Disputed Claims based on the calculations required by this Plan will be reserved by the Disbursing Agent for the Holders of such Disputed Claims.

    5.6  Cancellation and Surrender of Existing Securities and Agreements.

      (a)  On the Effective Date, the promissory notes, share certificates, bonds, and other instruments evidencing any Claim against or Equity Interest in the Debtors shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the agreements, indentures, and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

      (b)  Each holder of a promissory note, bond, or other instrument evidencing a Claim shall surrender such promissory note, bond, or instrument to the appropriate Reorganized Debtor, unless this requirement is waived by such Reorganized Debtor. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, bond, or instrument is received by the Reorganized Debtor or the unavailability of such promissory note, bond, or instrument is established to the reasonable satisfaction of the Reorganized Debtors or such requirement is waived by the Reorganized Debtors. The Reorganized Debtors may require any holder which is unable to surrender or cause to be surrendered any such promissory notes, bonds, or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors. Any Holder that fails within the later of one year after the Confirmation Date and the date of Allowance of its Claim (i) if possible, to surrender or cause to be surrendered such promissory note, bond, or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors, and (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtors, shall be deemed to have forfeited all rights, claims, and causes of action against the Debtors, the Reorganized Debtors and the Litigation Trust and shall not participate in any Distribution hereunder.

    5.7  Reservation of Rights Regarding Substantive Consolidation. The Debtors reserve the right to seek substantive consolidation of the Debtors if necessary to resolve or address any objections to Confirmation of the Plan. In the event substantive consolidation is approved by the Court, the assets and liabilities of each of the Debtors shall be consolidated and the Holders of Class 3 General Unsecured Claims against multiple Debtors shall hold a single General Unsecured Claim against the substantively consolidated Debtors.

VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

    6.1  Assumption Or Rejection Of Executory Contracts And Unexpired Leases.

      (a)  Executory Contracts And Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, executory contracts or unexpired leases that exist between the Debtors and any person shall be deemed rejected by each of the Reorganized Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Hearing, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Hearing, or (iii) which is set forth in Exhibit A to the Plan, provided, however, that the Debtors reserve the right, on or prior to the Confirmation Hearing, to amend Exhibit A to the Plan or, to delete any executory contract or unexpired lease therefrom or to add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Exhibit A to the Plan to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Exhibit A to the Plan shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder.

      (b)  Approval Of Assumption Or Rejection Of Executory Contracts And Unexpired Leases. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume or reject the unexpired leases specified in Section 6.1(a) hereof through the date of entry of an order approving the assumption or rejection of such unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Sections 6.1(a) hereof.

      (c)  Cure Of Defaults. Except as may otherwise be agreed to by the parties, within 60 days after the Effective Date, Reorganized SNTL shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors' or Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

      (d)  Bar Date For Filing Proofs Of Claim Relating To Executory Contracts And Unexpired Leases Rejected Pursuant To The Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Exhibit A to the Plan must be filed with the Bankruptcy Court and/or served upon the Disbursing Agent or as otherwise may be provided in the Confirmation Order, by no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Exhibit A to the Plan. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors, and their respective property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

    6.2  Releases. The Debtors hereby release and are permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which it has, may have, or claims to have against any present or former director, officer, or employee of the Debtors; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of (a) any express contractual obligation owing by any such director, officer, or employee to the Debtors or (b) the willful misconduct or gross negligence of such director, officer, or employee in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan.

VII

PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF
REORGANIZED SUPERIOR

    7.1  General. On the Effective Date, the management, control, and operation of Reorganized Debtors shall become the general responsibility of the SNTL Acquiror, who shall, thereafter, have the responsibility for the management, control, and operation of the Reorganized Debtors.

    7.2  Conversion of SNTL to Limited Liability Company. Immediately after the New SNTL Common Stock and EON are issued by SNTL, and pursuant to the Plan, the SNTL Acquiror will cause SNTL to adopt a plan to convert into a limited liability company, with the SNTL Acquiror as its sole member; SNTL shall then convert into a limited liability company, and JPMC shall assume SNTL's obligations with respect to the EON pursuant to the JPMC Assumption Agreement.

    7.3  Management Of Reorganized Debtors.

      (a)  Reorganized SNTL. The initial management of Reorganized SNTL shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

      (b)  Reorganized SNTLHC. The initial management of Reorganized SNTLHC shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

      (c)  Reorganized SNIS. The initial management of Reorganized SNIS shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

      (d)  Reorganized SNIA. The initial management of Reorganized SNIA shall be disclosed not later than 10 days prior to the date of the Confirmation Hearing.

    7.4  Amended Bylaws And Amended Certificate Of Incorporation. The Amended Bylaws and Amended Certificate of Incorporation of each of the Debtors shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the each of the Debtors, the Debtors-in-Possession, or Reorganized Debtors.

VIII
LITIGATION TRUST/ASSIGNMENT OF LITIGATION

    8.1  The Distributions from the Debtors to the Litigation Trust, and the administration of the Litigation Trust, shall be governed by the provisions of the Litigation Trust Agreement and as set forth below:

      (a)  Additional Provisions Concerning Litigation Trust Establishment, Administration, Termination and Management Duties.

        (i)  The Litigation Trust shall be established on the Effective Date.

        (ii)  The Trustee shall receive, solely from the Litigation Trust, as compensation for his services to the Litigation Trust no more than the annual remuneration, paid quarterly in advance, plus reimbursement of all reasonable expenses as provided for and set forth in the Litigation Trust Agreement. Such compensation shall be approved for reasonableness at the Confirmation Hearing.

        (iii)  The Litigation Trust may act through attorneys, other agents or employees.

        (iv)  The Trustee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Person with any credit or other information with respect to the Reorganized Debtors.

        (v)  Monies received by the Litigation Trust shall be reserved in the Litigation Trust or distributed to the Disbursing Agent at the discretion of the Trustee.

        (vi)  At any time that Trustee holds Cash available (after the satisfaction of expenses and the creation of appropriate expense reserves) for immediate Distribution in any amount equal to or greater than .1% of the aggregate unpaid amount of Allowed Unsecured Claims, or otherwise at his discretion, the Trustee shall release such Cash to the Disbursing Agent for Distribution to the Holders of Litigation Trust Certificates.

        (vii)  With respect to any acts or approvals which are not required of the Litigation Trust or the Trustee under this Plan, the Litigation Trust or the Trustee may at all times act (a) in accordance with his own business judgment, or (b) in accordance with the instructions of the Holders of fifty-one percent (51%) of the remaining unpaid Allowed Litigation Trust Series A Certificates as set forth in the Litigation Trust Agreement. The Trustee shall be absolutely entitled to refrain from taking any discretionary action or to withhold any discretionary approval and shall not be under any liability whatsoever to any Person for refraining from any discretionary action or withholding any discretionary approval. The Trustee shall also be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by him in his sole discretion.

        (viii)  The Trustee may not settle the FHC Litigation without approval by the Court.

      (b)  Distributions to Litigation Trust And Possible Sources of Recovery By The Litigation Trust.

        (i)  The following Distributions shall be made by the Reorganized Debtors to the Litigation Trust on the Effective Date:

          (x)  The Litigation Trust Funding Requirements;

          (y)  All Litigation including, without limitation, the FHC Litigation; and

          (z)  The EON (collectively, the "Transferred Assets").

      (c)  United States Federal Income Tax Treatment of the Holders of Litigation Trust Certificates. For all United States federal income tax purposes, the Distributions by the Reorganized Debtors described in Section 8.1.2 will be treated by the Reorganized Debtors as a deemed transfer of the Transferred Assets by the Reorganized Debtors to those Creditors and Holders of Equity Interests in SNTL receiving Litigation Trust Certificates, followed by a deemed transfer of the Transferred Assets by such Creditors and Holders to the Litigation Trust. Such Creditors and Holders (the "Trust Beneficiaries") will be treated as the grantors and deemed owners of the Litigation Trust for United States federal income tax purposes. The Trustee and the Trust Beneficiaries are required to consistently value the Transferred Assets and use such valuations for all United States federal income tax purposes. The Litigation Trust Agreement will provide for consistent valuations of the Transferred Assets by the Trustee and the Trustee Beneficiaries, and will provide that the Trustee will determine the fair market value of the Transferred Assets and send such determination to each Trust Beneficiary and to the Reorganized Debtors. [By its acceptance of a Litigation Trust Certificate], each such Creditor and Holder [will agree to] [is required to] use such valuation for all United States Federal income tax purposes, including, without limitation, in computing any gain recognized pursuant to the exchange of such Holder's Claim or Equity Interest, and [will agree to] [be required to] include those items of income, deductions and tax credits that are attributable to its Litigation Trust Certificate in computing its taxable income.

IX

IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

    9.1  Issuance of Stock in Reorganized SNTL to the SNTL Acquiror. Reorganized SNTL shall issue one share of Series A common stock, representing all of the common stock of Reorganized SNTL, to the SNTL Acquiror on the Effective Date.

    9.2  Sources Of Payment. Allowed Administrative Claims, Other Priority Claims, Convenience Claims, and, subject to the terms set forth in Section 8.1.1 hereof, the Allowed amount of the professional fees referred to in Section 8.1.1 the Plan shall be paid by the Debtors from their Cash on hand. All such payments shall be made on the Effective Date, or as otherwise provided in the terms of the Plan.

    9.3  Revesting Of Assets.

      (a)  The property of the Estate shall revest in the Reorganized Debtors on the Effective Date, except as provided in the Plan.

      (b)  From and after the Effective Date, each of the Reorganized Debtors may operate its business, and may use, acquire, and dispose of property free of any restrictions imposed under the Bankruptcy Code.

      (c)  As of the Effective Date, all property of the Debtors and Reorganized Debtors shall be free and clear of all liens, claims, and interests of holders of Claims and Equity Interests, except as provided in the Plan.

    9.4  Discharge Of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against each of the Debtors and the Debtors-in-Possession, or any of their assets or properties, arising on or prior to the Effective Date. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtors shall be satisfied, discharged, and released in full and (b) all persons shall be precluded from asserting against the Reorganized Debtors, their successors, or their assets or properties any other or further Claims or

Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

    9.5  Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold, or may hold Claims against or Equity Interests in each of the Debtors which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against each of the Debtors with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

    9.6  Good Faith. Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) the solicitation of acceptances or rejections of this Plan by all Persons and the offer, issuance, sale, or purchase, of a security offered or sold under the Plan has been in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, on the Effective Date each of the Debtors and their officers and directors, the SNTL Acquiror and its officers and directors, JPMC and its officers and directors, the members of the Creditors' Committee and each of their respective advisors and attorneys, effective as of the Effective Date, will be deemed exculpated by Holders of Claims and Equity Interests and other parties in interest to these Cases, from any and all claims, causes of action and other assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or related to the Debtors, these Cases or the exercise by such entities of their functions and duties as members of or advisors to or attorneys for any such individuals, the Debtors, the SNTL Acquiror, JPMC or the Creditors' Committee or otherwise under applicable law, in connection with or related to these Cases and the formulation, negotiation, preparation, dissemination, Confirmation and consummation of this Plan and any agreement, instrument or other document issued hereunder or related hereto. This provision will have no effect on liability for any act or omission of the Debtors and their officers and directors, the SNTL Acquiror and its officers and directors, JPMC and its officers and directors, the members of the Committee, and each of their respective advisors and attorneys to the extent that such act or omission is ultra vires or constitutes gross negligence or willful misconduct.

X

EFFECTIVENESS OF THE PLAN

    10.1  Conditions Precedent To Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied by the Debtors or waived by the Debtors, the Creditors' Committee and the SNTL Acquiror pursuant to Section 10.2 of the Plan:

      (a)  the Bankruptcy Court shall have entered an order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code;

      (b)  the Confirmation Order shall have been entered, and no stay or injunction shall be in effect with respect thereto, which order shall include, among other things, appropriate finding under section 1145 of the Bankruptcy Code to protect the Debtors, the SNTL Acquiror and JPMC;

      (c)  all actions, documents, and Plan Agreements and other agreements necessary to implement the Plan shall have been effected or executed;

      (d)  the Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are determined by the Debtors to be necessary to implement the Plan, including, without limitation, no-action letters from the Securities and Exchange Commission and letter or other rulings from the Internal Revenue Service;

      (e)  no ownership change of any member of the SNTL Group shall have occurred within the meaning of section 382(g) of the IRC subsequent to December 1998 and prior to the Effective Date.

      (f)  SNTL shall be the sole stockholder of SNTLHC.

      (g)  SNTLHC shall be the sole stockholder of the Other Subsidiaries.

      (h)  SNTLHC shall be the sole stockholder of the Liquidating Companies.

      (i)  SNTL through the Other Subsidiaries shall have continued the managing general agent operations historically carried on by the Other Subsidiaries.

      (j)  the following rulings shall be sought from and final, non-appealable rulings substantially to the same effect shall be granted by the Bankruptcy Court:

        (i)  As of December 31, 2000, there are approximately $420 million in NOLs available to Reorganized SNTL.1

        (ii)  SNTL Acquiror is a "qualified creditor" within the meaning of Treasury Regulations Section 1.382-9(d)(1), and will receive 100 percent of the New SNTL Common Stock pursuant to the Plan in partial satisfaction, discharge and release of its "qualified indebtedness" within the meaning of Treasury Regulations Section 1.382-9(d)(2); accordingly, the Plan satisfies the requirements of Section 382(1)(5) of the IRC, and therefore Section 382(a) of the IRC does not apply to SNTL's "ownership change" pursuant to the Plan.

        (iii)  A principal purpose of the Plan, including (i) Reorganized SNTL's issuance of the New SNTL Common Stock to the SNTL Acquiror, (ii) Reorganized SNTL's issuance of the EON, (iii) the establishment of the Litigation Trust, and (iv) the subsequent conversion of Reorganized SNTL into a limited liability company, is not the avoidance or evasion of federal income tax within the meaning of Section 269 of the IRC and the Treasury Regulations under the IRC.

        (iv)  Taking into account the business activities of SNTL up to the time of Confirmation of the Plan, SNTL will have carried on more than an insignificant amount of an active trade or business during the Chapter 11 Cases within the meaning of Treasury Regulations Section 1.269-3(d), and therefore the principal purpose of the ownership change of SNTL pursuant to the Plan is not the avoidance or evasion of federal income tax.

      (k)  SNTL shall have a GAAP book value of not less than $5 million, and SNTL shall possess not less than $5 million of Cash, as of the date the SNTL Acquiror becomes SNTL's sole owner and the SNTL Acquiror shall be satisfied with the business plan for Reorganized SNTL.

1  Notwithstanding the foregoing, Debtors reported over $1 billion in NOLs in their 2000 tax return, and intend to proceed in accordance with their tax return.

      (l)  A subsidiary of Aon Corporation or another entity satisfactory to the SNTL Acquiror (the "MGA Partner") shall have entered into a management agreement with SNTL on terms that are satisfactory to the SNTL Acquiror, pursuant to which the business of the Other Subsidiaries will be managed.

      (m)  The capitalization, budget, and business plan of Reorganized SNTL shall be satisfactory to the SNTL Acquiror.

      (n)  The SNTL Acquiror shall be satisfied that there shall be no material insurance risks borne by the SNTL Acquiror or the MGA Partner with respect to the business conducted by SNTL through the Other Subsidiaries.

      (o)  SNTL shall have either (i) reached a final agreement with the CDI on terms acceptable to the SNTL Acquiror in its sole discretion or (ii) received rulings of the Bankruptcy Court that are acceptable to the SNTL Acquiror in its sole discretion, with respect to the ownership, allocation, or use of the NOLs of the SNTL Group, and with respect to the periodic provision of sufficient information regarding the past, current and future operations of the Liquidating Companies to enable federal income tax returns to be filed which are true, correct and complete in all material respects; pursuant to such agreement or rulings (as the case may be), the CDI shall also be required to provide to SNTL, at least annually, (x) all actuarial reports prepared or commissioned by the CDI relating to the Liquidating Companies, and (y) should the SNTL Acquiror decide in its sole discretion to prepare its own actuarial reports at its own expense, all necessary information to prepare such actuarial reports.

      (p)  The SNTL Acquiror is satisfied that the Plan is feasible and reasonable in all respects.

      (q)  All legal documentation regarding the Plan, including but not limited to the acquisition of SNTL, shall be satisfactory to the SNTL Acquiror.

      (r)  The terms of the EON shall be satisfactory to the SNTL Acquiror.

      (s)  At the date the SNTL Acquiror becomes its sole owner, SNTL will be free and clear of any liabilities whatsoever, except for ordinary operating liabilities disclosed to the Bankruptcy Court.

      (t)  The SNTL Acquiror shall have received to pay the costs of expenses of the SNTL Acquiror up to $200,000, as previously authorized by order of the Bankruptcy Court.

    10.2  Waiver Of Conditions. The Debtors, with the consent of the Creditors' Committee and the SNTL Acquiror, may waive one or more of the conditions precedent set forth in Section 10.1 of this Plan by a writing signed by an authorized representative of the Debtors, approved as to form and substance by counsel to the Creditors' Committee, which is filed with the Bankruptcy Court.

XI
RETENTION OF JURISDICTION

    The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

      (a)  To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

      (b)  To hear and determine any objection to Administrative Claims, Claims, or Equity Interests;

      (c)  To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

      (d)  To issue such orders as may aid in the execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

      (e)  To consider any amendments to or modifications of the Plan, to cure any defect or omission thereof, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

      (f)  To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

      (g)  To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan including, without limitation, any disputes arising in connection with the interpretation, implementation or enforcement of the JPMC Assumption Agreement, the Tax Sharing Agreement or any of the orders entered in connection with the Confirmation, consummation or implementation of the Plan;

      (h)  To recover all assets of the Debtors and property of the Debtors' estates, wherever located;

      (i)  To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

      (j)  To approve any settlement of the FHS Litigation;

      (k)  To hear any other matter not inconsistent with the Bankruptcy Code; and

      (l)  To enter a final decree closing the Chapter 11 Cases.

XII
MISCELLANEOUS PROVISIONS

    12.1  Effectuating Documents And Further Transactions. The Debtors or Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

    12.2  Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, or members of one or more of the Debtors or Reorganized Debtors or its successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued the EON, the effectiveness of the Amended Certificate of

Incorporation and the Amended Bylaws, the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the state of California, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date or as soon thereafter as is practicable, Reorganized Debtors shall, if required, file an amended certificate of incorporation with the Secretary of State of California, in accordance with the applicable general corporation law of such state.

    12.3  Exemption From Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

    12.4  Exculpation. Neither the Debtors, Reorganized Debtors, the SNTL Acquiror, JPMC, the Creditors' Committee, the Disbursing Agent, the Trustee, the Litigation Trust, nor any of their respective members, representatives, officers, directors, employees, attorneys, financial advisors, or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, and, in all respects, the Debtors, Reorganized Debtors, the SNTL Acquiror, JPMC, the Creditors' Committee, the Disbursing Agent, the Trustee, the Litigation Trust, and each of their respective members, officers, directors, employees, financial advisors, and agents shall be entitled to rely in good faith upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing contained herein shall be deemed to release or otherwise exculpate any such party for any liability under any contract of insurance or reinsurance or other similar agreement.

    12.5  Termination Of Committee. The appointment of the Creditors' Committee shall terminate on the later of the sixtieth (60) day following the Effective Date and the first date on which there exists a Final Order with respect to the applications for final allowances of compensation and reimbursement of expenses of the attorneys and financial advisors to the Creditors' Committee.

    12.6  Post-Confirmation Date Fees And Expenses. From and after the Confirmation Date, the Debtors until the Effective Date and thereafter Reorganized Debtors, the Disbursing Agent and/or the Litigation Trust shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtors, Reorganized Debtors, the Disbursing Agent and/or the Litigation Trust including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

    12.7  Payment Of Statutory Fees. All fees due and payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any and all fees due and payable after the Effective Date shall be the sole and exclusive liability of the Litigation Trust.

    12.8  Amendment Or Modification Of The Plan. Alterations, amendments, or modifications of the Plan may be proposed in writing by the Debtors and the Creditors' Committee, with the consent of the SNTL Acquiror, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code; provided, however, that, prior to the date of the commencement of solicitation of votes to accept or reject the Plan, (a) no alteration, amendment, or modification of the Plan that would materially and adversely affect the Holders of General Unsecured Claims may be made without prior approval of the Creditors' Committee and the SNTL Acquiror; provided, further, that alterations, amendments, or modifications of the Plan proposed by the Debtors that are immaterial and non-adverse in nature may be made upon notice to, but without the consent of any of the aforesaid parties. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation with the consent of the SNTL Acquiror provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such Holder.

    12.9  Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void, or unenforceable, such provision shall be invalid, void, or unenforceable with respect to holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void, or unenforceable. The invalidity, voidness, or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

    12.10  Revocation Or Withdrawal Of The Plan And Termination. The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date with the consent of the SNTL Acquiror. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

    12.11  Waiver Of Federal Rule Of Civil Procedure 62(a). Each of the Debtors intend to request that the Confirmation Order include (a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

    12.12  Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, Reorganized Debtors.

    12.13  Notices. All notices, requests, and demands hereunder to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

    SNTL Corporation
    30101 Agoura Court, Suite 222
    Agoura, CA 91301
    Attention: J. Chris Seaman

with a copy to:

    Pachulski, Stang, Ziehl, Young & Jones, P.C.
    10100 Santa Monica Boulevard, Suite 1100
    Los Angeles, CA 90067
    Tel: (310) 277-6910
    Fax: (310) 201-0760
    Attention: Brad R. Godshall, Esq.

If to the Creditors' Committee:

    Latham & Watkins
    633 West Fifth Street
    Suite 4000
    Los Angeles, California 90071
    Attention: Michael S. Lurey, Esq.

with a copy to:

    [  ]

    12.14  Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal law is applicable, or to the extent an Exhibit to the Appendix provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law of such jurisdiction.

    12.15  Withholding And Reporting Requirements. In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

    12.16  Appendix. Plan Agreements shall be filed with the Clerk of the Bankruptcy Court at least ten days prior to the date of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Appendix and any supplement thereto may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Appendix and any supplement thereto upon written request to the Debtors in accordance with Section 12.14 of the Plan.

    12.17  Allocation Of Plan Distributions Between Principal And Interest. To the extent that any Allowed Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

    12.18  Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

    12.19  Exhibits/Schedules. All Appendix Exhibits are incorporated into and constitute a part of the Plan as if set forth in full herein.

    12.20  Filing Of Additional Documents. On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to further evidence the terms and conditions of the Plan.

    12.21  Section 1145 Exemption. To the fullest extent permitted under section 1145 of the Bankruptcy Code, the issuance of the EON and the Litigation Trust Certificates shall be exempt from the registration requirements of Section of the Securities Act of 1933, as amended, and any and all federal, state and local laws requiring the registration or licensing of an issuer, underwriter, broker or dealer in such securities.

Dated: October 31, 2001

DEBTORS:
SNTL CORPORATION
	By:	J. Chris Seaman
SNTL HOLDINGS CORPORATION
	By:	J. Chris Seaman
SN INSURANCE SERVICES, INC.
	By:	J. Chris Seaman
SN INSURANCE ADMINISTRATORS, INC
	By:	J. Chris Seaman
Submitted By:	PACHULSKI, STANG, ZIEHL, YOUNG & JONES, PC.
By: Brad Godshall

QuickLinks

EXHIBIT 99.121
TABLE OF CONTENTS
I DEFINITIONS AND CONSTRUCTION OF TERMS
II TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS
III CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
IV TREATMENT OF CLAIMS AND EQUITY INTERESTS
V PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND ADMINISTRATIVE CLAIMS
VI EXECUTORY CONTRACTS AND UNEXPIRED LEASES
VII PROVISIONS REGARDING CORPORATE GOVERNANCE AND MANAGEMENT OF REORGANIZED SUPERIOR
VIII LITIGATION TRUST/ASSIGNMENT OF LITIGATION
IX IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
X EFFECTIVENESS OF THE PLAN
XI RETENTION OF JURISDICTION
XII MISCELLANEOUS PROVISIONS